Exhibit 99.1

Warren Resources Announces Appointment of Brian Gelman as Interim Chief Financial Officer and Departure of Stewart P. Skelly as Vice President and Chief Financial Officer

Denver, Colorado, November 6, 2015 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq: WRES) announced today the appointment of Brian Gelman as Interim Chief Financial Officer, effective immediately.

Stewart P. Skelly, the current Vice President and Chief Financial Officer, has resigned, effective immediately, in order to pursue other opportunities in connection with the relocation of his family to Ireland. This mutually agreed departure is not related to any disagreement with the Company over its operations, policies or practices.

Mr. Gelman served as Warren’s Controller immediately prior to his appointment as Interim CFO and has been with the Company in various financial and accounting roles since 2002. From 1998 to 2002, Mr. Gelman was an audit senior with Eisner LLP. Mr. Gelman is a graduate of the State University of New York at Old Westbury with a bachelor’s degree in finance. He will continue in the position of Interim Chief Financial Officer while the Company conducts a search for a permanent CFO.

Mr. Dominick D’Alleva, the Chairman of Warren’s Board of Directors, stated, “We are pleased that Brian has agreed to step into the role of Interim CFO at this important time. With his extensive financial expertise and over ten years of experience with the Company, he is the right person to steward the financial health of the Company while we move swiftly to identify a permanent CFO. We wish Stewart all the best as he leaves Warren and thank him for his many years of fine service to the Company.”

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin in California, natural gas in the Marcellus Shale in Pennsylvania, and a significant undeveloped acreage position in the Washakie Basin of Wyoming.

Forward-Looking Statements

Portions of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A number of factors may cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Warren believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: changes in oil and gas prices and hedging activities undertaken in relation thereto; changes in expected levels of oil and gas reserve estimates and production estimates; the inability to drill wells on a substantial portion of our acreage due to insufficient capital, market conditions or other factors; the timing and results of drilling and other development activities; any inability to hold substantial leases; governmental and environmental regulations and permitting requirements and delays; the availability of capital and credit market conditions; unsuccessful exploratory activities; unexpected cost increases; delays in completing production, treatment and transportation facilities; the availability and cost of obtaining equipment and technical personnel; operating hazards; risks associated with the availability of acceptable transportation arrangements; unanticipated operational problems; potential liability for remedial actions under existing or future environmental regulations; changes in tax, environmental and other laws applicable to our business as well as general domestic and international economic and political conditions; concentration of customers; inability to replace reserves as they are produced; climate change; computer security breaches; and factors that may affect our common stock including the numbers of shares subject to registration rights; stock price volatility; anti-takeover measures in our organizational documents; and any failure to make appropriate assumptions or estimates in the preparation of our financial statements or to maintain adequate internal control over financial reporting. All forward-looking statements are made only as of the date hereof and, unless legally required, the Company undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other public filings and press releases.

CONTACT:                         Ray Deacon

212-697-9660